UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

NextPlat Corp

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market LLC
Warrants	NXPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed by NextPlat Corp, formerly Orbsat Corp (the “Company”), on August 30, 2021 (the “Original Report”) is being filed to include Exhibit A (form of Registration Rights Agreement) and Exhibit B (form of Indemnification Agreement) to the Employment Agreement of Douglas S. Ellenoff that were not included in the Original Report as they were not in final form at the time of filing. Except for the foregoing, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2021, Douglas S. Ellenoff was appointed to the positions of Chief Business Development Strategist of Orbsat Corp (the “Company”) and Vice Chairman of the Board of Directors of the Company. These appointments were made on the approval and recommendation of the Nominating Committee of the Board. Mr. Ellenoff was not appointed to any committees of the Board.

In connection with Mr. Ellenoff’s appointment to the position of Chief Business Development Strategist of the Company, Mr. Ellenoff and the Company entered into a three-year Employment Agreement, dated August 24, 2021 (the “Ellenoff Agreement”), that sets forth the terms of his employment, including with regard to compensation. Under the Ellenoff Agreement, Mr. Mr. Ellenoff will be nominated and renominated to serve on the Board during the term of the agreement.

Under the terms of the Ellenoff Agreement, Mr. Ellenoff will receive, in lieu of cash compensation: (i) a restricted stock award of 100,000 shares of Common Stock of the Company, 40,000 of which will be issued within 5 business days of the execution of the Ellenoff Agreement and vest immediately, and the remaining 60,000 of which will be issued and vest at the rate of 20,000 shares at the end of each of the next three annual anniversaries of his employment, provided that Mr. Ellenoff serves on the Board at any time during such year; and (ii) options to purchase a total of 1,500,000 shares of the Corporation’s Common Stock, 300,000 of which will issued within 5 business days of the execution of the Ellenoff Agreement and vest immediately, 150,000 of which will vest on each of the next three annual anniversaries of the commencement of his employment, and the remaining 750,000 of which will vest at the rate of 250,000 per year on each of the first three anniversaries of the commencement of his employment if during each such year Mr. Ellenoff introduces the Company to twelve (12) or more potential Business Transactions (as defined in the Ellenoff Agreement and which transactions need not be consummated); provided that the Company’s Chief Executive Officer may, in his sole discretion, waive the vesting requirement in any given year. Such options will have an exercise price of $5.35 per share and will terminate 5 years after they vest. These equity awards to Mr. Ellenoff were material to induce Mr. Ellenoff to enter into the Ellenoff Agreement and were issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

The Ellenoff Agreement also provides that the Company is required to pay or to reimburse Mr. Ellenoff for all reasonable out-of-pocket expenses actually incurred or paid by Mr. Ellenoff in the course of his employment, consistent with the Company’s policy. Mr. Ellenoff will be entitled to participate in such stock option or other equity incentive plans of the company and any pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior employees. The Ellenoff Agreement may be terminated based on, among other things, the death or disability of Mr. Ellenoff, for cause, for good reason, and as a result of the change of control of the Company. The Ellenoff Agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants.

Mr. Ellenoff, 61, is the founder and a partner at Ellenoff Grossman & Schole LLP, a law firm based in NYC with more than 120 professionals, and he is a corporate and securities attorney with a focus in business transactions, mergers and acquisitions and corporate financings. Mr. Ellenoff has represented companies in connection with their initial public offerings, secondary public offerings, PIPEs, crowdfunding, regulatory compliance, as well as strategic initiatives and general corporate governance matters. Mr. Ellenoff has established his firm as a leader in several alternative finance programs, including SPACs, PIPEs, RDs and Crowdfunding. Along with other members of his Firm, Mr. Ellenoff has been involved at various stages with over 300 SPACs and numerous associated SPAC business combinations. Ellenoff Grossman & Schole LLP was founded in 1992. Mr. Ellenoff is also a Managing Member at ESQVest LLP, a venture capital firm that invests in early-stage legal technology companies, since its founding in 2014. Mr Ellenoff’s broad experience in capital markets and corporate governance matters brings significant expertise in these areas to the Board.

There are no arrangements or understandings between Mr. Ellenoff and any other persons pursuant to which he was selected as Vice Chairman of the Board and Chief Business Development Strategist. There are no family relationships between Mr. Ellenoff and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 24, 2021, Paul R. Thomson was appointed to the position of Executive Vice President of the Company. Mr. Thomson’s appointment as Executive Vice President was effective on August 24, 2021, the date of that certain Employment Agreement between Mr. Thomson and the Company (the “Thomson Agreement”). The Thomson Agreement has an initial term of 3 years and will be automatically extended for additional 1 year terms unless terminated by the Company or Mr. Thomson by written notice.

Mr. Thomson’s annual base compensation is $250,000. The Company may increase (but not decrease) his compensation during its term. In addition, Mr. Thomson will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board. Mr. Thomson is also entitled to participate in any other executive compensation plans adopted by the Board and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). The Company is required to pay or to reimburse Mr. Thomson for all reasonable out-of-pocket expenses actually incurred or paid by Mr. Thomson in the course of his employment, consistent with the Company’s policy. Mr. Thomson will be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior employees. The Thomson Agreement may be terminated based on, among other things, the death or disability of Mr. Thomson, for cause, for good reason, and as a result of the change of control of the Company. The Thomson Agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants.

In connection with Mr. Thomson’s employment, and as a material inducement to enter into the Thomson Agreements, Mr. Thomson received (i) immediately vested options to purchase 25,000 shares of Common Stock at a per share price of $5.35, and having a term of 5 years; and (ii) a restricted stock grant of 25,000 shares of Common Stock, 10,000 of which vest immediately, and the remaining 15,000 of which will vest at the rate of 5,000 shares at the end of each of the next three annual anniversaries of his employment. These equity awards to Mr. Thomson were issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

Mr. Thomson, 65, has over 43 years of finance and enterprise risk management experience, supporting corporate growth through operational restructuring and business transactions. Mr. Thomson spent twelve years in public accounting with Price Waterhouse in the UK, Venezuela and the United States before taking senior finance and risk management roles in the broadcast, multi-level marketing, commercial real estate and financial advisory industries. Most recently, Mr. Thomson served as Chief Compliance Officer of Fairholme Capital Management, L.L.C. and Fairholme Funds, Inc. from 2008 to January 2020. Mr. Thomson provided consulting services to the Company for a period of one month in 2021.

There are no arrangements or understandings between Mr. Thomson and any other persons pursuant to which he was selected as Executive Vice President of the Company. There are no family relationships between Mr. Thomson and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Ellenoff Agreement and the Thomson Agreement are qualified in their entirety by the actual text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 25, 2021, the Company issued a press release (the “Press Release”) reporting on (i) the Company expanding its focus on e-commerce, (ii) the appointment of Mr. Ellenoff as Vice Chairman of the Board and Chief Business Development Strategist of the Company, and Mr. Thomson as Executive Vice President of the Company and (iii) the above described inducement grants to Messrs. Ellenoff and Thomson pursuant to Nasdaq Listing Rule 5635(c)(4).

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing disclosure is qualified by the full text of the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 24, 2021, by and between Orbsat Corp and Douglas S. Ellenoff.

10.2*	Employment Agreement, dated August 24, 2021, by and between Orbsat Corp and Paul R. Thomson.

99.1*	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed under the same exhibit number as an exhibit to the Original Report and incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP

	By:	/s/ Paul R. Thomson
	Name:	Paul R. Thomson
January 27, 2022	Title:	Executive Vice President & Chief Financial Officer